As filed with the Securities and Exchange
                           Commission on May 10, 1996

                                      Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             GRAFF PAY-PER-VIEW INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                   11-2917462
              (State of                                (I.R.S. employer
            incorporation)                           identification number)
                     536 BROADWAY, NEW YORK, NEW YORK 10012
                                                   (212) 941-1434
             (Address and telephone number of Registrant's principal
                               executive offices)
                                                   ------------

                        1995 EMPLOYEES' STOCK OPTION PLAN
                      AMENDED DIRECTORS' STOCK OPTION PLAN
                      1995 RESTRICTED STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                           J. ROGER FAHERTY, CHAIRMAN
                             GRAFF PAY-PER-VIEW INC.
                     536 BROADWAY, NEW YORK, NEW YORK 10012
                                                   (212) 941-1434
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           MICHAEL D. DIGIOVANNA, ESQ.
                           PARKER DURYEE ROSOFF & HAFT
                   529 FIFTH AVENUE, NEW YORK, NEW YORK 10017
                                                       (212) 599-0500

                         CALCULATION OF REGISTRATION FEE


- ------------------------ -------------------- ----------------------- ------------------------ ----------------------

TITLE OF SECURITIES TO      AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
     BE REGISTERED           REGISTERED         OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION FEE
                                                      UNIT2                   PRICE2
- ------------------------ -------------------- ----------------------- ------------------------ ----------------------

Common Stock                  627,0001               $2.6875            $1,685,063                           $581

- ------------------------ -------------------- ----------------------- ------------------------ ----------------------


(1) Includes 400,000 shares of the Company's common stock, $.01 par value ("Common Stock") under the 1995 Employees' Stock Option Plan, 50,000 shares of Common Stock under the Amended Directors' Stock Option Plan and 177,000 shares of Common Stock under the 1995 Restricted Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).

Pursuant to Rule 429, promulgated under the Securities Act of 1933, the Prospectus forming a part of this Registration Statement also relates to 50,000 shares of Common Stock of the Registrant issuable upon exercise of options granted or to be granted pursuant to the Directors' Stock Option Plan (now referred to as the Amended and Restated Directors' Stock Option Plan ) and initially included in the Registration Statement on Form S-8 (File No. 33-82974), effective on August 18, 1994. An aggregate filing fee of $2,000 was previously paid with such earlier Registration Statement.

- ------------------------------------------------------------------------------
                                    PART II
- ------------------------------------------------------------------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Graff Pay-Per-View Inc.
         (the "Registrant")  with the Commission (File
         No. 0-21150) are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995, as amended by a Form 10K/A-1; and

         (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated January 26, 1993 filed with the Commission.

         All reports and other document subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of this Registration Statement and prior the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (such documents and the documents listed above are referred to as "Incorporated Documents"). Any statement contained in the Incorporated Documents shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock of Registrant is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Registrant may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant by reason of the fact that he is or was director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Registrant to procure a judgment in its favor, as to any matter which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Registrant shall indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

         The Registrant's Certificate of Incorporation and By-laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification and limitation or elimination of liabilities to the full extent provided by Delaware law as described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

                  4.01       -      1995  Employee's  Stock Option Plan.
                                    Incorporated by reference to Exhibit 1 to the Registrant's Proxy Statement (the
                                    "1995 Proxy  Statement") for its Annual
                                    Meeting of Stockholders held June 21, 1995.

                  4.02       -      Amended and Restated Directors' Stock
                                    Option Plan.

                  4.03     -        1995 Restricted Stock Incentive Plan.

                                            5.01 - Opinion of Parker Duryee
                                    Rosoff & Haft as to the legality of
                                    securities issued under the 1995 Employees'
                                    Stock Option Plan, the Amended Directors'
                                    Stock Option Plan, the 1995 Restricted Stock
                                    Incentive
                                    Plan, including consent of such counsel.

                  23.01      -      Consent of Coopers & Lybrand L.L.P.

                  23.02      -      Consent of Price Waterhouse LLP





ITEM 9.  UNDERTAKINGS

         (A) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof..

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (B) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 10, 1996.

                                                GRAFF PAY-PER-VIEW INC.


                                                By:   /S/J. ROGER FAHERTY
                                                  -------------------------
                                                     J. Roger Faherty,
                                                   Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

/S/ J. ROGER FAHERTY            Chief Executive            May 10, 1996
- ---------------------------     and Financial Officer and
   J. Roger Faherty             Chairman of the Board
                                (Principal Executive,
                                Financial and Accounting
                                Officer)


    /S/ EDWARD M. SPECTOR       President, Chief          May 10, 1996
- ---------------------------     Operating Officer
   Edward M. Spector            and Director


     /S/ LELAND H. NOLAN        Director                  May 10, 1996
- ---------------------------
    Leland H. Nolan

     /S/ MARK GRAFF             Director                  May 10, 1996
- ---------------------------
 Mark Graff

     /S/ MARVIN SMALL            Director                 May 10, 1996
- ---------------------------
    Marvin Small

    /S/ DEAN ERICSON             Director                 May  10, 1996
- ---------------------------
    Dean Ericson